UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

☒ Filed by the Registrant

☐ Filed by a Party other than the Registrant

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under § 240.14a-12

Cambium Networks Corporation

(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Cambium Networks Corporation Important Notice Regarding the Availability of Proxy Materials Shareholders Meeting to be held on June 6, 2023 For Shareholders of record as of April 10, 2023 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/CMBM To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet. P.O. BOX 8016, CARY, NC 27512-9903 For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/CMBM Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions. If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before May 26, 2023. To order paper materials, use one of the following methods. INTERNET www.investorelections.com/CMBM TELEPHONE (866) 648 8133 * EMAIL paper@investorelections.com When requesting via the Internetor telephone you will need the 12 digit control number located in the shaded box above. * If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material. Cambium Networks Corporation Meeting Type: Annual Meeting of Shareholders Date: Tuesday, June 6, 2023 Time: 10:00 AM, Pacific Time Place: Annual Meeting to be held live via the internet - please visit www.proxydocs.com/CMBM for more details You must register to attend the meeting online and/or participate at www.proxydocs.com/CMBMSEE REVERSE FOR FULL AGENDA

Cambium Networks Corporation Annual Meeting of Shareholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 PROPOSAL The election of the two Class I directors named in the proxy statement; Atul Bhatnagar Alexander R. Slusky The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and The transaction of such other business as may properly come before the meeting, or any adjournment or postponement thereof.